Exhibit 10.2

TRANSITION AGREEMENT

December 13, 2023

John B. Kilroy, Jr.

Dear John:

Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) acknowledge your impending retirement. The Company and the Operating Partnership desire your continued support for a transition period, and you have agreed to provide that support, on the terms and conditions set forth in this letter agreement (this “Transition Agreement”).

1. Retirement Date. You have agreed to delay your retirement, and that your retirement as an employee of the Operating Partnership and as Chief Executive Officer of the Company will be effective on a date in January 2024 (such date, the “Retirement Date”, and the period of time in January 2024 that you continue to be so employed, the “Employment Period”). The Retirement Date will be January 28, 2024 or any earlier date in January 2024 that the Lead Independent Director (the “Lead Independent Director”) of the Company’s Board of Directors (the “Board”) may determine, and the Lead Independent Director shall provide you with at least five (5) business days’ notice of such Retirement Date (such notice to be given by email and need not comply with the notice provisions of Section 12). You hereby irrevocably resign, effective as of the Retirement Date, as an officer, employee and director of (and in any and all other capacities with) the Company, the Operating Partnership, and each of their respective affiliates (other than as a member of the Board). You agree that you will promptly execute and provide to the Company any further documentation, as reasonably requested by the Company, to confirm such resignation and remove yourself as a signatory on any accounts maintained by the Company, the Operating Partnership, or any of the respective affiliates. So long as you are not in breach in any material respect of any of your obligations hereunder or under your Non-Solicitation and Non-Disclosure Agreement with the Company and the Operating Partnership dated as of December 27, 2018 (your “Non-Solicitation Agreement”) (provided that, if a cure is reasonably possible in the circumstances, the Company shall provide you with written notice of any such breach and thirty (30) days to cure such breach), and provided that you timely execute and do not revoke the First Release (as defined below) and the Second Release (as defined below) and continue to serve on the Board, you will continue to serve as non-executive Chair of the Board until the Company’s annual meeting of stockholders in 2024 (the “2024 Annual Meeting”). While you serve as Chair of the Board, you will be entitled to continued use of your current office on the 7th floor of 3200 Paseo Village Way, Building 3, San Diego, CA 92130 (commonly known as “The Yard”) (so long as such office is a property owned or leased by the Company or one of its affiliates), at the Company’s expense. Subsequently, during the remainder of the Consulting Period (as defined below), the Company shall permit you to continue to use such office (so long as such office is a property owned or leased by the Company or one of its affiliates) at your expense, at market rental rates and terms.

You are also a party to an Indemnification Agreement, dated January 27, 2010, with the Company, as it may be subsequently amended (the “Indemnification Agreement”). Your Non-Solicitation Agreement, as well as the Indemnification Agreement and coverage under applicable directors’ and officers’ liability insurance policies, each continues in effect in accordance with its terms (except as expressly modified by this Transition Agreement). Notwithstanding anything set forth in such agreement, the applicable time period for Section 2 under the Non-Solicitation Agreement shall commence upon December 31, 2023.

2. Consulting Period. You agree to provide services to the Company and its affiliates as a consultant, on the terms set forth herein, for the period of time beginning on the day following the Retirement Date and continuing until the first to occur of (a) December 31, 2024, (b) the date you terminate such consulting services prior to the earlier of the 2024 Annual Meeting or June 1, 2024 as a result of a breach in any material respect by the Company or the Operating Partnership of its obligations under this Transition Agreement (provided that, if a cure is reasonably possible in the circumstances, you will give written notice to the Company of any such breach and provide the Company and its affiliates with thirty (30) days to cure such breach), (c) your termination of such consulting services following the earlier of the 2024 Annual Meeting or June 1, 2024 for any reason with at least thirty (30) days’ advance notice to the Company, (d) the date the Company terminates such consulting services as a result of a breach in any material respect by you of this Transition Agreement or the Non-Solicitation Agreement (provided that, if a cure is reasonably possible in the circumstances, the Company will give written notice to you of any such breach and provide you with thirty (30) days to cure such breach), or (e) the date the Company terminates such consulting services for any reason other than as provided in clause (d) (such consulting period, the “Consulting Period”). If the Company terminates the Consulting Period before December 31, 2024 pursuant to clause (e) of the preceding sentence or if you terminate the Consulting Period before December 31, 2024 as a result of a breach in any material respect by the Company or the Operating Partnership of its obligations under this Transition Agreement (provided that, if a cure is reasonably possible in the circumstances, you will give written notice to the Company of any such breach and provide the Company and its affiliates with thirty (30) days to cure such breach), the Company will continue to pay you the compensation provided for in Sections 4(b) and (c) as though the Consulting Period had continued through December 31, 2024. Additionally, the Consulting Period may be terminated by you or by the Company at any time, upon five (5) days’ advance written notice, due to your physical or mental infirmity that renders you unable to perform the Services and such infirmity is expected to continue for a period of more than thirty (30) days, and the Consulting Period shall terminate in the event of your death, and in either case, the Company will pay the consulting fee in full through the month of such termination, to the extent then unpaid. For the avoidance of doubt, the Company removing you as non-executive Chair of the Board prior to the 2024 Annual Meeting, and other than as permitted by Section 1, shall be a breach by the Company of this Transition Agreement. In your sole discretion, you may provide the Services (as defined below) during the Consulting Period through an entity, provided, that, you personally provide such services and such entity shall be deemed a party hereto.

3. Services. From the date hereof through the end of the Employment Period and during the Consulting Period, you agree to perform your applicable duties to and services for the Company and its affiliates in good faith and with reasonable efforts and in a manner reasonably determined by you and subject to the general direction of the Board.

4. Compensation.

(a) The Operating Partnership will pay you a fixed amount of $172,000 as salary for your services during the Employment Period. Such amount will be paid in cash in a lump sum on the Operating Partnership’s first regular payroll date in January 2024.

(b) The Company (or one of its affiliates) will pay you a consulting fee for each month that you provide services during the Consulting Period, commencing with February 2024 and, if the Consulting Period ends other than on the last day of a month, pro-rated for the final month of the applicable Consulting Period, except as otherwise set forth herein. You are not entitled to such consulting fee for January 2024. The consulting fee for any particular month will be paid on the Company’s first regular payroll date during that month. For the months in the Consulting Period from February 2024 through the month in which the 2024 Annual Meeting occurs, the consulting fee for each such month shall be $92,000, and for each month in the Consulting Period thereafter the consulting fee shall be $80,000.

(c) During the Employment Period and the Consulting Period, you will continue to have the support of your current principal executive assistant (or, if she is no longer employed by the Operating Partnership, another executive assistant reasonably agreed upon by you and the Company); provided that you may elect, by at least five (5) business days’ advance written notice to the Company, to terminate such support as of the end of the month in which such notice is given. If you so elect to terminate such support, the monthly consulting fee pursuant to Section 4(b) for each subsequent month during the Consulting Period shall be increased by $15,000.

(d) If you die before the Retirement Date, the Company shall pay your estate the payments provided for in Section 6(b) of your Employment Agreement with the Company and the Operating Partnership dated as of December 27, 2018 (the “Employment Agreement”), but in such circumstances you would not be entitled to the retirement benefits referenced in Section 5 of this Transition Agreement or the corresponding provisions of the Employment Agreement. For the avoidance of doubt, if you die after the Retirement Date, the Company shall pay your estate the retirement benefits referenced in Section 5 of this Transition Agreement and the corresponding provision of the Employment Agreement (to the extent not theretofore paid). Following the effective date of this Transition Agreement, the Employment Period may not be terminated by the Company or the Operating Partnership for any reason other than your death or the occurrence of the Retirement Date. Except as provided in the preceding sentence and in Section 5, you are no longer entitled to benefits pursuant to Section 6(c), 7(c) or 7(d) of the Employment Agreement (nor may your employment be terminated by the Company, the Operating Partnership and their respective affiliates under the circumstances contemplated in such sections of the Employment Agreement) or pursuant to any other severance plan, policy or arrangement of the Company, the Operating Partnership, or any of their respective affiliates, and the Company, the Operating Partnership and their respective affiliates shall no longer be entitled to terminate your employment pursuant to Section 7(a) of the Employment Agreement.

(e) Your participation in the health and welfare benefit programs of the Company and the Operating Partnership, and their respective affiliates, in which you currently participate will continue during the Employment Period and will end on the Retirement Date (except as provided in Section 5 and except as to your rights under COBRA and Cal-COBRA). However, you will not be entitled to a bonus (except as provided in Section 5 below as to 2023), new equity award grant, or other new incentive compensation in your capacity as an employee. Except as expressly provided in this Transition Agreement and except for your rights under Section 14 of the Employment Agreement to continued D&O insurance coverage, your other rights to compensation or benefits (including those under clauses (i) through (v) of Section 5(b) of the Employment Agreement) will terminate as of December 31, 2023. You may not use Company aircraft after the Retirement Date, except for use either approved by the Board or while traveling on Company business after the Retirement Date with the Company’s Chief Executive Officer and your use of the aircraft prior to the Retirement Date must be in accordance with the Company’s aircraft policy as in effect as of December 1, 2023.

(f) For the period of time you serve on the Board following the Retirement Date until the 2024 Annual Meeting, you will be entitled to the regular cash compensation provided to the Company’s non-employee directors in accordance with the Company’s Director Compensation Policy (currently, a $70,000 annual cash retainer which is paid in quarterly installments and pro-rated for the portion of the quarter served as a non-employee member of the Board, plus any additional cash amounts you may be entitled to pursuant to the Company’s Director Compensation Policy in respect of any applicable Board committees upon which you may serve). You will not be entitled to any equity award with respect to your Board service through the 2024 Annual Meeting. If you are re-elected to the Board at the 2024 Annual Meeting, you will be compensated for your Board service thereafter in accordance with the Company’s Director Compensation Policy as then in effect.

(g) While you serve as a member of the Board and/or as a consultant hereunder, you will be entitled to reimbursement for any air, lodging and other travel expenses incurred in traveling for Company business when such travel is requested by the Board or by the Company’s Chief Executive Officer, as well as for any Company business entertainment expenses for events at which the Company’s Chief Executive Officer is in attendance or which you are otherwise attending at the request of the Board or the Company’s Chief Executive Officer, to the same extent such expenses would be reimbursable by the Company under the Company’s expense reimbursement policies applicable to its Chief Executive Officer had such expenses been incurred by the Chief Executive Officer of the Company in performing Company business (i.e. at first or business class levels if not traveling on Company aircraft with the Company’s Chief Executive Officer). While providing services in your capacity as a member of the Board, you will be entitled to reimbursement of any other reasonable expenses incurred by you in carrying out your duties for the Company in accordance with the Company’s expense reimbursement policies appliable to non-employee members of the Board generally.

(h) For the avoidance of doubt, your Indemnification Agreement, and coverage under directors’ and officers’ liability insurance policies as a director on terms no less favorable to you than as are applicable to any other member of the Board, shall continue in full force and effect as to your continued service on the Board and coverage under the Indemnification Agreement shall continue during any portion of the Consulting Period after you cease service on the Board (to the same extent as had you performed the Services for the Company and its affiliates during the Consulting Period as an officer of the Company (or applicable affiliate) rather than as a consultant). Your indemnification and directors’ and officers’ liability insurance coverage for services as chief executive officer of the Company and for any of its subsidiaries or affiliates shall continue under applicable tail coverage.

5. Retirement Benefits Under Your Employment Agreement.

Provided that you remain employed with the Company through December 31, 2023 and you satisfy the applicable First Release and Second Release conditions set forth in Section 7, subject to the Company’s obligations therein and subject to Section 4(d), the Company (or the Operating Partnership, as the case may be) will pay you the retirement benefits provided in Section 6(a) of the Employment Agreement in connection with your retirement (except as otherwise expressly provided below). For clarity (and without duplication), these benefits consist of the following:

•

your “Compensation Accrued at Termination” (as defined in Section 8(d) of the Employment Agreement), which amount will include your annual cash bonus for 2023 (which amounts will be determined by the Board (or applicable committee thereof) and paid, in each case, on the same basis as the Company pays bonuses for 2023 to its other executive officers generally);

•

a single cash severance payment in an amount equal to $16,225,000 (for clarity and giving effect to Section 5(h)(i) of the Employment Agreement, such amount (together with interest thereon as provided in Section 5(h)(i) of the Employment Agreement) to be paid in a single lump sum on (or within ten (10) business days following) the first to occur of your death or the date that is six (6) months and one (1) day after the Retirement Date);

•

all equity awards (or portions thereof) held by you on the Retirement Date shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted, except as provided below with respect to the performance determinations under your performance-based restricted stock units granted by the Company (for clarity, with the payment of any deferred shares and any time-based vesting restricted stock units to be subject to the six (6) month delay provisions of Sections 409A(a)(2)(A)(i) and (B)(i) of the Internal Revenue Code, and any payments made in respect of stock units that are subject to both time- and performance-based vesting conditions expected to consist of a portion that are subject to such six (6) month delay provisions and a portion that are not); and

•

all other rights under any other compensatory or benefit plan, including any deferral under Section 5(c) of the Employment Agreement, shall be governed by such plan. In addition, at Company’s expense, you and your spouse and dependent children shall be entitled to continuation of health insurance coverage (i.e., medical, dental and vision) under the Company’s (or its applicable affiliate’s) health plan(s) in which you were participating on the Retirement Date, or if such plan(s) have been terminated, in the plan(s) in which senior executives of the Company participate for a period of three (3) years after the Retirement Date). In addition, the Company (or the Operating Partnership, as the case may be) will reimburse you for an annual amount equal to $130,768 for the premium payments incurred in providing you with the Life Insurance Policy (within the meaning of the Employment Agreement) each May for a period of three (3) years, with the three years being 2024, 2025 and 2026.

However, you will not be entitled to a “Partial Year Bonus” under the Employment Agreement with respect to 2024. As noted above, the three (3) years for the Life Insurance Policy premium payments shall be 2024, 2025 and 2026 rather than the three years following the Retirement Date. Otherwise, the timing of such payments shall be determined in accordance with the corresponding applicable provisions of the Employment Agreement. You and the Company agree that, as to such amounts and for purposes of Section 409A of the Internal Revenue Code, your “separation from service” with the Company shall occur on the Retirement Date.

For clarity, the performance determinations under your outstanding performance-based restricted stock unit awards granted by the Company shall be made in accordance with the applicable award terms as follows: (i) in the case of the Company’s TSR Percentile Ranking for the awards granted in 2022 and 2023, such determination shall be based on the Company’s TSR Percentile Ranking for the portion of the Performance Period through and ending with the last trading day preceding the Retirement Date, (ii) in the case of the Company’s Annual Debt to EBITDA Ratio for the award granted in 2023, such determination shall be based on the actual Annual Debt to EBITDA Ratio for 2023 and based on the “target” level of performance for each of 2024 and 2025 (with such targets as set forth in the applicable award terms for such years, and as adjusted in accordance with the applicable award terms), (iii) in the case of the Company’s Annual Debt to EBITDA Ratio for the award granted in 2022, such determination shall be based on the actual Annual Debt to EBITDA Ratio for 2023 and 2022 and based on the “target” level of performance for 2024 (with such target as set forth in the applicable award terms for such year, and as adjusted in accordance with the applicable award terms), (iv) in the case of the Company’s TSR Percentile Ranking and the Company’s Average Debt to EBITDA Ratio for the award granted in 2021, such determination shall be made as provided in the award agreement with no shortening of the Performance Period, and (v) for each of the outstanding awards, the FFO Per Share set forth in the applicable award terms and as determined for the year in which the award was granted. The capitalized terms in this paragraph not otherwise defined herein have the meanings ascribed to them in the applicable award agreement. For the avoidance of doubt, all applicable Change in Control provisions of your equity awards and pursuant to Section 12 of the Employment Agreement shall continue to apply pursuant to their terms subject to your employment termination.

When you no longer hold any Company equity awards (including any awards you may be entitled to in the future under the Company’s Director Compensation Policy should you be re-elected to the Board at the 2024 Annual Meeting or thereafter), you agree that you will promptly transfer any shares of Company common stock and any cash amounts in your Shareworks Account (as established by Morgan Stanley in your name, or any successor brokerage account established with respect to the administration of the Company’s equity award records) to your personal brokerage and/or bank account as soon as possible after the later of the date you cease to be a member of the Board or the date that the last Company equity award held by you (as to which you are entitled to a payment) is settled. The Company will remove your access to such account nine months after the later of the date you cease to serve on the Board or the date you cease to hold any Company equity awards.

For the avoidance of doubt and without duplication of any benefit referenced above, your account balance under the Kilroy Realty Corporation 2007 Deferred Compensation Plan, as amended, will be paid out to you in accordance with the terms of that plan and any applicable elections you have made thereunder (for clarity, with such payment to be subject to the six (6) month delay provisions of Sections 409A(a)(2)(A)(i) and (B)(i) of the Internal Revenue Code). For clarity, such account balance was $2,907,250.99 as of December 8, 2023 and will continue to be credited with any applicable deferrals for 2023, as well as adjusted for earnings and losses, in accordance with the terms of such plan until the actual payment date. You may make arrangements with the Company’s Chief Administrative Officer to review and confirm the accuracy of this payment in January 2024 and again before the actual payment date.

For the avoidance of doubt and without duplication of any benefit referenced above, as of December 11, 2023, your vested but deferred equity awards (including dividend equivalents credited with respect thereto through such date, but exclusive of awards vesting in connection with your retirement) consisted of approximately 294,170.2377 Company stock units, with such deferred awards to be paid in accordance with the terms and conditions applicable to such deferrals and any applicable elections you have made thereunder (for clarity, with such payment to be subject to the six (6) month delay provisions of Sections 409A(a)(2)(A)(i) and (B)(i) of the Internal Revenue Code). You may make arrangements with the Company’s Chief Administrative Officer to review and confirm the accuracy of this payment in January 2024 and again before the actual payment date.

For the avoidance of doubt, no breach by you of this Transition Agreement (other than failure to timely satisfy the Release conditions) shall provide a basis to reduce or eliminate the payments due to you under this Section 5 and the corresponding provisions of the Employment Agreement.

6. Consulting Services.

(a) You agree to make yourself reasonably available to perform consulting services for the Company and its affiliates during the Consulting Period (such consulting services, the “Services”), as the Board or the Company’s Chief Executive Officer may reasonably request from time to time. The Company will use its reasonable good faith efforts to accommodate your desire to perform such Services remotely (other than as to occasional in-person meetings with reasonable advance notice (with the understanding that you will not be available for in-person meetings between February 12, 2024 and February 27, 2024)) and to take into account other business or personal commitments you may have. You shall report directly to the Board and the Company’s Chief Executive Officer; provided, that the Board may elect that you shall report solely and directly to the Board.

(b) After the Retirement Date through the 2024 Annual Meeting (or any earlier termination of the Consulting Period), it is expected that your time commitment to perform the Services will, in general and on average, not exceed 40 hours per month. From the 2024 Annual Meeting through the end of the Consulting Period, it is expected that your time commitment to perform the Services will, in general and on average, not exceed 20 hours per month. Such estimates are exclusive of any time required in the performance of your duties as a member of the Board.

(c) The Services shall consist of, and in each case as reasonably requested by the Board and/or the Company’s Chief Executive Officer:

•

Meeting with constituents (including investors, banks/insurance companies, tenants, political coalition/government agencies, brokers, any development-related partners and similar entities) in order to support the Company’s transition to a new Chief Executive Officer;

•	Providing advice and input into strategic decisions including dispositions, capital allocation, development projects, potential M&A/venture relationships, etc.;

•

Providing transition support to the Company’s new Chief Executive Officer, including transfer of information and institutional knowledge, introductions to key business contacts and important business/trade associations, brand values/differentiation, key tenants, etc.;

•

Introducing the Company’s new Chief Executive Officer to key employees, participating in transition meetings between the new Chief Executive Officer and those employees, and meeting with the new Chief Executive Officer to discuss personnel capabilities;

•	Providing insights into competitors and acquisition targets;

•	Providing the Board or the new Chief Executive Officer, as applicable, recommendations with respect to any key governance/policy related changes related to transition;

•

Similar transition support and advice as may be requested by the Board or the new Chief Executive Officer from time to time, and such other services as may be mutually agreed between you and the Board.

For clarity, it is also expected that in your capacity as a Board member you shall evaluate and interview prospective Board members for the 2024-2025 Board term.

To the extent you request such access and information in performing the Services, either (1) the Company shall provide you with full access to the relevant information and Company personnel and outside analysts as necessary to perform the Services, or (2) if the Company elects not to provide you with such full access, it is understood that your Services will be limited to your knowledge and experience and any such access that the Company elects to provide (which may reduce the Services provided hereunder).

(d) You acknowledge that, while you are providing the Services, you will not be an employee of the Company for any purpose whatsoever, including state and federal taxes and workers’ compensation insurance, but will be acting as an independent contractor with respect to the Services. As to the Consulting Period and the Services: (a) nothing contained in this Transition Agreement shall be construed to imply an employment, joint venture, partnership or principal-agent relationship between the parties, and (b) you shall not have the right, power or authority to act or create any obligation, express or implied, on behalf of the Company or any of its affiliates.

(e) You agree to treat as confidential under your Non-Solicitation Agreement (to the same extent as if it had been provided to you as an officer or employee of the Company) any confidential information provided to you in the course of you performing the Services.

(f) You may represent and perform services for other persons or companies during the Consulting Period, except to the extent that doing so causes you to breach your obligations under this Transition Agreement or under the Non-Solicitation Agreement or as would create a conflict of interest with the Company’s business. For clarity, once you are no longer a member of the Board you will not be considered to have such a conflict of interest for purposes of the preceding sentence by virtue of you providing services to, and nothing in the Non-Solicitation Agreement precludes you from providing services during the Consulting Period to, any company or business other than an Excluded Company; provided that you abide by your confidentiality, non-disparagement and non-solicitation obligations under the Non-Solicitation Agreement. For this purpose, an “Excluded Company” means each company that is identified in the Company’s Proxy Statement for its 2023 annual meeting of stockholders as being an executive compensation “peer group” company, any successor to such a “peer group” company, and any affiliate of such a “peer group” company or such a successor.

(g) You will not be obligated to seek or obtain other employment after the date of termination of your employment, or take any other action by way of mitigation of the amounts payable under Section 5 or the corresponding provisions of the Employment Agreement or otherwise, and such amounts shall not be reduced based on any such other employment, services or mitigation efforts (or lack thereof).

7. Release Agreements. This Transition Agreement shall be null and void in its entirety, ab initio, unless: (a) not later than twenty-one (21) days following the date of this Transition Agreement first set forth above, you execute and deliver to the Company the Release Agreement attached hereto as Exhibit A (the “First Release”); and (b) you do not revoke such Release Agreement (or any portion thereof) pursuant to any revocation right that you may have.

Furthermore, and notwithstanding anything else contained herein to the contrary, the Company, the Operating Partnership, and their respective affiliates shall have no obligation to you under this Transition Agreement unless: (a) following your Retirement Date and not more than twenty-one (21) days following your Retirement Date, you execute and deliver to the Company the Release Agreement attached hereto as Exhibit B (the “Second Release”); and (b) you do not revoke such Release Agreement (or any portion thereof) pursuant to any revocation right that you may have. Your timely execution and delivery of the First Release and the Second Release, and not revoking such Releases (or any portion thereof), satisfies the release conditions applicable to your retirement benefits referenced in Section 5 above.

As to each of the First Release and the Second Release (each, a “Release”), each such Release shall be first executed by the Company and the Operating Partnership and shall be null and void unless it is countersigned by you, with a PDF copy of such countersigned version sent to the Company and the Operating Partnership by email (to Heidi Roth with a copy to Jeff Walbridge of O’Melveny & Myers LLP) within the time periods set forth above; provided, that if the Company does not deliver to you the Second Release executed by the Company and the Operating Partnership within five (5) business days following the Retirement Date (and if you do not receive such executed Second Release you notify Heidi Roth and Jeff Walbridge, at the email addresses set forth above, of such fact and such executed Second Release is not delivered to you within two (2) business days following the date of such email), your obligation to execute such Second Release shall be voided, the release conditions applicable to your retirement benefits referenced in Section 5 above shall be satisfied, and the Company (or the Operating Partnership, as the case may be) will pay you such retirement benefits on the terms otherwise provided herein as though you satisfied the Second Release obligation.

As of the date hereof, (i) the members of the Board (other than you) are not aware of any fraud by you, (ii) neither the Company nor the Operating Partnership is engaged in any current or pending investigation with respect to any such fraud by you, and (iii) neither the Company nor the Operating Partnership has filed any claims (whether under seal or otherwise) against the JK Releasees (as defined in the Releases) related to any such fraud.

8. Shareholder Rights. From the date hereof through December 31, 2025, you shall not, and shall cause your controlled affiliates and each person acting on your behalf or on behalf of any of your controlled affiliates, not to, directly or indirectly, in any manner (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election to the Board at any annual or special meeting of stockholders of the Company (“Stockholder Meeting”) or take any action to seek the removal of any director from the Board at a Stockholder Meeting; (ii) initiate, encourage or participate in any solicitation of proxies in respect of any matter before a Stockholder Meeting (whether or not relating to the election or removal of directors); (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) call or seek to call, or request to call of, alone or in concert with others, any Stockholder Meeting; (vi) initiate, encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting; (vii) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any of its subsidiaries; or (viii) advise, or assist, influence or encourage any person to do any of the foregoing. For as long as you are a member of the Board, however, nothing in this Section 8 shall be deemed to limit the exercise in good faith by you of your duties in your capacity as a director of the Company. Furthermore, nothing in this Section 8 shall be deemed to limit your ability to communicate with the Company’s then-current Board members and Chief Executive Officer and Chief Financial Officer or with members of your immediate family (i.e. your siblings, spouse, former spouse and their and your lineal descendants). For clarity, it shall not be a violation of this Section 8 (x) for you to vote or decline to vote on any proxy, stockholder proposal or other business regardless as to whether your vote (or absence thereof) aligns with any guidance or recommendation issued by the Company or the Board, (y) if you are approached by any individual or entity in connection with any action prohibited by this Section 8, but do not take any further action in connection with such approach that would be prohibited by this Section 8 (other than as permitted pursuant to the foregoing clause (x)) or (z) for you to sell any portion of your shares of the Company’s stock as permitted under the Company’s policies and applicable law. This Section 8 shall cease to be in effect upon and following a Change in Control (as defined in the Employment Agreement).

9. Executive Property and Contacts. From the Retirement Date until at least December 31, 2024, the Company shall make reasonable efforts to have your current or former executive assistant(s) forward mail and packages intended for you to your home address (in each case, excluding correspondence intended for the Company’s then-current Chief Executive Officer in such capacity), and you consent to your current or former executive assistant(s) opening any such mail and packages to confirm the nature of the communication. While you remain on the Board, the Company will allow you to continue to access your Company email. You agree that you will not use such email account following the Retirement Date other than to monitor such email for the receipt of personal correspondence. Additionally, in accordance with Company policy, you shall be permitted to retain your Company-issued desktop computer, iPad and iPhone, subject to the removal of any confidential or proprietary information of the Company. As set forth in the Employment Agreement, you may make an electronic copy of, and retain, your calendar, contacts and personal correspondence and any information reasonably needed for your personal tax return preparation purposes. The Company and the Operating Partnership will maintain the confidentiality of your personnel file and any of your financial information in accordance with the Company’s employment policies generally.

The Company and the Operating Partnership, and any successor(s) thereto, shall use their commercially reasonable efforts to allow you (for purposes of this paragraph, references to you include your siblings) to (i) receive long term capital gain treatment for federal income tax purposes for all of the interests you hold in the Operating Partnership as of the Retirement Date in connection with any Change in Control or other transaction, and (ii) retain or rollover (into a successor entity) your interests in the Operating Partnership in a manner that allows you to defer your gain in such interests in connection with any Change in Control (in the case of both clauses (i) and (ii), to the extent such capital gain treatment, retention or gain deferral is reasonably attainable and consistent with applicable law). Additionally, the Company and the Operating Partnership, and any successor(s) thereto, shall reasonably cooperate with you to obtain favorable tax treatment with regard to all interests of the Operating Partnership held by you as of the Retirement Date (to the extent such favorable treatment is reasonably attainable and consistent with applicable law). However, nothing in this paragraph requires the Company or the Operating Partnership, or any successor(s) thereto, to (a) bear any additional cost or (b) alter any transaction structure (other than in a way that would result in no more than a de minimis cost) or cause any transaction to be unreasonably delayed. You shall bear any additional cost incurred as a result of actions taken by the Company, the Operating Partnership or any successor(s) thereto pursuant to this paragraph.

10. Protected Rights. Notwithstanding any provision of this Transition Agreement, or in the Non-Solicitation Agreement (including, without limitation, Sections 3 and 5 of the Non-Solicitation Agreement), to the contrary:

•	Nothing in this Transition Agreement or in the Non-Solicitation Agreement limits your rights to discuss the terms, wages, and working conditions of your employment, as protected by applicable law.

•

Nothing in this Transition Agreement or in the Non-Solicitation Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

•

Nothing in this Transition Agreement or in the Non-Solicitation Agreement prevents you from reporting confidential information in a confidential manner either to a federal, state or local government official or to an attorney where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or pursuant to any other legally-protected whistleblower rights or where otherwise required in a legal process.

•

Pursuant to the Defend Trade Secrets Act of 2016, you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, provided that such filing is made under seal. Further, the Company and the Operating Partnership will not retaliate against you in any way for any such disclosure made in accordance with the law. In the event a disclosure is made, and you file any type of proceeding against the Company or the Operating Partnership alleging that the Company or the Operating Partnership retaliated against you because of such disclosure, you may disclose the relevant trade secret to your attorney and may use the trade secret in the proceeding if (i) you file any document containing the trade secret under seal, and (ii) you do not otherwise disclose the trade secret except pursuant to court or arbitral order.

For the avoidance of doubt, your honest statements made in the good faith performance of your duties as member (or Chair) of the Board and not intended to become public, as well as your honest statements made to a member of the Board or to the Company’s Chief Executive Officer in the good faith performance of the Services during the Consulting Period, shall not be a violation of Section 5 of the Non-Solicitation Agreement.

11. Governing Law; Disputes; Arbitration. Section 12 of the Employment Agreement (other than the first sentence of Section 12(b) thereof) is hereby incorporated by reference herein, mutatis mutandis.

12. General.

(a) No provision of this Transition Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Transition Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(b) You, the Company and the Operating Partnership will, without further consideration, make, do, execute, or cause to be made, done, and executed such further acts, deeds, conveyances, consents, and assurances which may reasonably be required to effect the transactions contemplated by this Transition Agreement.

(c) It is the desire and intent of the parties hereto that the provisions of this Transition Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Transition Agreement shall be adjudicated by a court of competent jurisdiction or determined by an arbitrator to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Transition Agreement will not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Transition Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Transition Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Transition Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Transition Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Transition Agreement, along with the Release Agreements and the applicable provisions of the other agreements expressly referred to herein (including, without limitation, the Indemnification Agreement, the Non-Solicitation Agreement, the Employment Agreement (as modified by this Transition Agreement), and the award agreements applicable to your outstanding Company equity awards), constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements of the parties with respect to such subject matter. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Transition Agreement (or the documents referred to herein). Except as explicitly waived or modified herein, your rights under the Employment Agreement, the Indemnification Agreement and the Non-Solicitation Agreement are preserved.

(e) This Transition Agreement shall be construed and interpreted consistent with, and to avoid any tax, penalty or interest under, Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. The provisions of Section 5(h) of the Employment Agreement are hereby incorporated by reference herein, mutatis mutandis and shall apply to all payments set forth in this Transition Agreement.

(f) Except as otherwise expressly provided herein, any notice provided for in this Transition Agreement, in the First Release, or in the Second Release must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

if to Kilroy and/or the Operating Partnership:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, CA 90064

Attention: Senior Vice President, Corporate Counsel

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Los Angeles, CA 92660

Attn: Jeffrey W. Walbridge, Esq.

if to you, to your address most recently on file in the payroll records of the Operating Partnership with a copy to

Katzke & Morgenbeser LLP

1345 Avenue of the Americas, 11th Fl.

New York, NY 10105

Attn. Michael S. Katzke, Esq.

(g) Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Transition Agreement. Hence, in any construction to be made of this Transition Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.

(h) Notwithstanding anything else herein to the contrary, the Company and the Operating Partnership shall withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Transition Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation. Except for such withholding rights, you are solely responsible for any and all tax liability that may arise with respect to the compensation provided under or pursuant to this Transition Agreement. Your compensation for Services after the Retirement Date that are paid by the Company (or one of its affiliates) shall be reported on a Form 1099. You shall be responsible for the payment of all state, federal or local taxes and business license fees of any nature which may be levied by any state, federal or local government taxing authority in respect of the payments for the Services.

(i) Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The section headings of, and titles of paragraphs and subparagraphs contained in, this Transition Agreement are for the purpose of convenience only, and they neither form a part of this Transition nor are they to be used in the construction or interpretation thereof.

(j) This Transition Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a ..PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this Transition Agreement using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), such party is signing this Transition Agreement electronically, and (2) that electronic signatures appearing on this Transition Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

(l) Any amounts awarded or payable pursuant to this Transition Agreement are subject to the terms of the Company’s clawback policy as required by Section 954 of the Dodd-Frank Act, as well as any similar provisions of applicable law. You agree to comply with, and promptly repay to the Company any amounts that are required to be repaid pursuant to, such policy; provided, that, you shall be treated no less favorably under any such applicable policy than other executive officers of the Company are treated as to the same underlying circumstance(s).

(m) The Company shall reimburse you for your reasonable legal fees incurred in connection with the negotiation of this Agreement and any ancillary documentation up to a maximum of $100,000; provided that you provide the Company with a written invoice from your counsel evidencing same.

(m) Each of the parties to this Transition Agreement and any person granted rights hereunder whether or not such person or entity is a signatory hereto shall be entitled to enforce its rights under this Transition Agreement specifically to recover damages and costs for any breach of any provision of this Transition Agreement and to exercise all other rights existing in its favor. Solely with respect to Section 8 of this Transition Agreement, the parties hereto agree and acknowledge that monetary damages may not be an adequate remedy for any breach of the provisions of this Transition Agreement and that each party (as well as each other person granted rights hereunder) may in its sole discretion obtain permanent injunctive or equitable relief in any arbitration or court of competent jurisdiction and enforce any such relief awarded by an arbitrator in any court of competent jurisdiction. In addition, with respect to such Section 8, each party may also apply to any court of law or equity of competent jurisdiction for provisional injunctive or equitable relief, including a temporary restraining or preliminary injunction (without any requirement to post any bond or deposit), to ensure that the relief sought in arbitration is not rendered ineffectual by interim harm. Each party shall be responsible for paying its own attorneys’ fees, costs and other expenses pertaining to any such legal proceeding and enforcement regardless of whether an award or finding or any judgment or verdict thereon is entered against either party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Transition Agreement as of this 13th day of December, 2023.

Kilroy Realty Corporation,
a Maryland corporation

By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

By:	/s/ Lauren N. Stadler
Lauren N. Stadler
Senior Vice President, Corporate Counsel

Kilroy Realty, L.P.,
a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
its General Partner

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

	By:	/s/ Lauren N. Stadler
Lauren N. Stadler
Senior Vice President, Corporate Counsel

Accepted and Agreed:

By:	/s/ John B. Kilroy, Jr.
John B. Kilroy, Jr.

EXHIBIT A

RELEASE AGREEMENT

1.

Release by the Executive. For and in consideration of the release set forth in Section 6, and for other good and valuable consideration, John B. Kilroy, Jr. (the “Executive”) hereby agrees, for the Executive, the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue Kilroy Realty Corporation (the “Company”), or any of its divisions, affiliates (including, without limitation, Kilroy Realty, L.P. (the “Operating Partnership”) and its affiliates), subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, representatives, attorneys, insurers and fiduciaries, past, present and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with and related services to the Company, its affiliates and subsidiaries (collectively, with the Company, the “Affiliated Entities”) or the Executive’s separation from employment with the Affiliated Entities, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the date that the Executive has signed this Release. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. Seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. Seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. Seq., the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. Seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. Seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. Seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

2.

Waiver of Civil Code Section 1542. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

3.

ADEA Waiver. The Executive has read this Release carefully and expressly acknowledges and agrees that: (a) in return for this Release, the Executive will receive consideration beyond that which he was already entitled to receive before entering into this Release; (b) the Executive was given a copy of this Release on December 13, 2023 and informed that he had at least twenty-one (21) days to consider all of its terms and that if the Executive wished to execute this Release prior to the expiration of such twenty-one (21) day period he will have done so voluntarily and with full knowledge that he is waiving his right to have twenty-one (21) days to consider this Release, and that such twenty-one (21) day period to consider this Release would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Release in such twenty-one (21) day period after he received it; (c) the Executive is hereby advised in writing by this Release to consult with any attorney and any other advisors of the Executive’s choice prior to executing this Release; (d) the Executive fully understands that by signing below the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any and all rights and claims that the Executive may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which have arisen on or before the date of execution of this Release; and (e) nothing in this Release prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. The Executive also understands that the Executive has a period of seven (7) days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to the Executive pursuant to the Transition Agreement dated as of December 13, 2023 (the “Agreement”), by and between the Company, the Operating Partnership and the Executive, until eight (8) days have passed since the Executive’s signing of this Release without the Executive’s signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company’s normal payroll practices or employee benefit plans. In the event the Executive exercises this right of revocation, neither the Company nor the Executive will have any obligations under this Release. Finally, the Executive has not been forced or pressured in any manner whatsoever to sign this Release, and the Executive agrees to all of its terms voluntarily.

4.

Exceptions. Notwithstanding anything else herein to the contrary, this Release shall not affect: (i) the Company’s obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to the Executive under the Agreement, any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where the Executive’s compensation or benefits are intended to continue or the Executive is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the date of the Executive’s termination; (ii) rights to indemnification the Executive may have under the Agreement or a separate agreement entered into with the Company; (iii) rights the Executive may have as a shareholder, unit holder or prior member of the Company or the operating partnership; (iv) any rights that the Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; or (v) any rights to continued medical and dental coverage that the Executive may have under COBRA. In addition, this Release does not cover any claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Release prohibits the Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, the Executive does waive, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on the Executive’s behalf arising out of any claim released pursuant to this Release. For clarity, and as required by law, such waiver does not prevent Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. The Executive acknowledges and agrees that the Executive has received any and all leave and other benefits that the Executive has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

5.

No Transferred Claims. The Executive represents and warrants to the Company that the Executive has not heretofore assigned or transferred to any person not a party to this Release any released matter or any part or portion thereof.

6.

Release by the Company. Each of the Company and the Operating Partnership shall and does hereby and forever fully, finally and forever generally remise, release, waive and discharge the Executive, the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, and successors, and each of them (together, the “JK Releasees”), from any and all known or unknown, suspected or unsuspected, whether or not concealed or hidden, claims, rights, actions and causes of action, at law or in equity, which the Company or the Operating Partnership ever had or held, now has or holds, or hereafter can, shall, or may have or hold against the Executive, the JK Releasees, or any of them, based on any occurrences, transactions, events, acts, or omissions related to the Executive’s employment with the Company and related services to the Company and its affiliates, including without limitation his service as Chair of the Board of Directors of the Company, the Operating Partnership, or their respective affiliates or subsidiaries, or the Executive’s separation from employment from the Company, the Operating Partnership, or their respective affiliates or subsidiaries through the date hereof; provided, however, that (except as to inadvertent errors in expense reports submitted prior to October 1, 2023) the release set forth in this Section 6 shall not apply to any fraud; provided, that such release shall apply to any claim which would represent a breach by the Company or Operating Partnership of any of the representations in the last paragraph of Section 7 of the Agreement.

7.	Miscellaneous. The following provisions shall apply for purposes of this Release:

(a)

Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Release are for the purpose of convenience only, and they neither form a part of this Release nor are they to be used in the construction or interpretation thereof.

(b)	Governing Law/Arbitration. Section 12 of the Employment Agreement (as defined in the Agreement) shall apply to this Release.

(c)

Severability. If any provision of this Release or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Release which can be given effect without the invalid provisions or applications and to this end the provisions of this Release are declared to be severable.

(d)

Modifications. This Release may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Release, which agreement is executed by both of the parties hereto; provided, however, that this Release may be amended by the Company to reflect new laws and changes in applicable laws.

(e)

Waiver. No waiver of any breach of any term or provision of this Release shall be construed to be, nor shall be, a waiver of any other breach of this Release. No waiver shall be binding unless in writing and signed by the party waiving the breach.

(f)

Counterparts. This Release may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Remainder of page intentionally left blank]

The undersigned have read and understand the consequences of this Release and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	John B. Kilroy, Jr.

Kilroy Realty Corporation,
Date	a Maryland corporation

By:
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

	By:	Lauren N. Stadler
Senior Vice President, Corporate Counsel

Kilroy Realty, L.P.,
Date	a Delaware limited partnership

	By:	Kilroy Realty Corporation,
a Maryland corporation,
its General Partner

By:
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

By:
Lauren N. Stadler
Senior Vice President, Corporate Counsel

EXHIBIT B

RELEASE AGREEMENT

1.

Release by the Executive. For and in consideration of the payments and other benefits due to John B. Kilroy, Jr. (the “Executive”) pursuant to the Transition Agreement dated as of December 13, 2023 (the “Agreement”), by and between Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Operating Partnership”) and the Executive, and for other good and valuable consideration, the Executive hereby agrees, for the Executive, the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue the Company, or any of its divisions, affiliates (including, without limitation, the Operating Partnership and its affiliates), subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, representatives, attorneys, insurers and fiduciaries, past, present and future (the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment with and related services to the Company, its affiliates and subsidiaries (collectively, with the Company, the “Affiliated Entities”) or the Executive’s separation from employment with the Affiliated Entities, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the date that the Executive has signed this Release. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. Seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. Seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. Seq., the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. Seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. Seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. Seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive’s employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

2.

Waiver of Civil Code Section 1542. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

3.

ADEA Waiver. The Executive has read this Release carefully and expressly acknowledges and agrees that: (a) in return for this Release, the Executive will receive consideration beyond that which he was already entitled to receive before entering into this Release; (b) the Executive was given a copy of this Release on December 13, 2023 and informed that he had at least twenty-one (21) days to consider all of its terms and that if the Executive wished to execute this Release prior to the expiration of such twenty-one (21) day period he will have done so voluntarily and with full knowledge that he is waiving his right to have twenty-one (21) days to consider this Release, and that such twenty-one (21) day period to consider this Release would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Release in such twenty-one (21) day period after he received it; (c) the Executive is hereby advised in writing by this Release to consult with any attorney and any other advisors of the Executive’s choice prior to executing this Release; (d) the Executive fully understands that by signing below the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any and all rights and claims that the Executive may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which have arisen on or before the date of execution of this Release; and (e) nothing in this Release prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. The Executive also understands that the Executive has a period of seven (7) days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to the Executive pursuant to the Agreement until eight (8) days have passed since the Executive’s signing of this Release without the Executive’s signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company’s normal payroll practices or employee benefit plans. In the event the Executive exercises this right of revocation, neither the Company nor the Executive will have any obligations under this Release. Finally, the Executive has not been forced or pressured in any manner whatsoever to sign this Release, and the Executive agrees to all of its terms voluntarily.

4.

Exceptions. Notwithstanding anything else herein to the contrary, this Release shall not affect: (i) the Company’s obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to the Executive under the Agreement, any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where the Executive’s compensation or benefits are intended to continue or the Executive is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the date of the Executive’s termination; (ii) rights to indemnification the Executive may have under the Agreement or a separate agreement entered into with the Company; (iii) rights the Executive may have as a shareholder, unit holder or prior member of the Company or the operating partnership; (iv) any rights that the Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; or (v) any rights to continued medical and dental coverage that the Executive may have under COBRA. In addition, this Release does not cover any claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Release prohibits the Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, the Executive does waive, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on the Executive’s behalf arising out of any claim released pursuant to this Release. For clarity, and as required by law, such waiver does not prevent Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. The Executive acknowledges and agrees that the Executive has received any and all leave and other benefits that the Executive has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

5.

No Transferred Claims. The Executive represents and warrants to the Company that the Executive has not heretofore assigned or transferred to any person not a party to this Release any released matter or any part or portion thereof.

6.

Release by the Company. Each of the Company and the Operating Partnership shall and does hereby and forever fully, finally and forever generally remise, release, waive and discharge the Executive, the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, and successors, and each of them (together, the “JK Releasees”), from any and all known or unknown, suspected or unsuspected, whether or not concealed or hidden, claims, rights, actions and causes of action, at law or in equity, which the Company or the Operating Partnership ever had or held, now has or holds, or hereafter can, shall, or may have or hold against the Executive, the JK Releasees, or any of them, based on any occurrences, transactions, events, acts, or omissions related to the Executive’s employment with the Company and related services to the Company and its affiliates, including without limitation his service as Chair of the Board of Directors of the Company, the Operating Partnership, or their respective affiliates or subsidiaries, or the Executive’s separation from employment from the Company, the Operating Partnership, or their respective affiliates or subsidiaries through the date hereof; provided, however, that (except as to inadvertent errors in expense reports submitted prior to October 1, 2023) the release set forth in this Section 6 shall not apply to any fraud; provided, that such release shall apply to any claim which would represent a breach by the Company or Operating Partnership of any of the representations in the last paragraph of Section 7 of the Agreement.

7.	Miscellaneous. The following provisions shall apply for purposes of this Release:

(a)

Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Release are for the purpose of convenience only, and they neither form a part of this Release nor are they to be used in the construction or interpretation thereof.

(b)	Governing Law/Arbitration. Section 12 of the Employment Agreement (as defined in the Agreement) shall apply to this Release.

(c)

Severability. If any provision of this Release or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Release which can be given effect without the invalid provisions or applications and to this end the provisions of this Release are declared to be severable.

(d)

Modifications. This Release may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Release, which agreement is executed by both of the parties hereto; provided, however, that this Release may be amended by the Company to reflect new laws and changes in applicable laws.

(e)

Waiver. No waiver of any breach of any term or provision of this Release shall be construed to be, nor shall be, a waiver of any other breach of this Release. No waiver shall be binding unless in writing and signed by the party waiving the breach.

(f)

Counterparts. This Release may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Remainder of page intentionally left blank]

The undersigned have read and understand the consequences of this Release and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	John B. Kilroy, Jr.

Kilroy Realty Corporation,
Date	a Maryland corporation

By:
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

By:
Lauren N. Stadler
Senior Vice President, Corporate Counsel

Kilroy Realty, L.P.,
Date	a Delaware limited partnership

	By:	Kilroy Realty Corporation,
a Maryland corporation,
its General Partner

By:
Heidi R. Roth
Executive Vice President,
Chief Administrative Officer

By:
Lauren N. Stadler
Senior Vice President, Corporate Counsel